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                                                                    Exhibit 5(d)

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The Travelers Insurance Company
The Travelers Life and Annuity Company                                                     Deferred Variable Annuity Application
One Cityplace . Hartford, CT 06103-3415

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Owner Information
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Name                                                                    SS#

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Street Address                                                          Sex    [ ] Male     Date of Birth

                                                                               [ ] Female
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City, State, Zip                                                        U.S. Citizen [ ] Y  [ ] N

                                                                        If no, please indicate country of citizenship
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Beneficiary Information If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use special request section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.
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Full Name (First, M.I., Last)                                        SSN/TIN         Relationship to Owner          % to Receive
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                                               Primary

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                                               [ ] Primary

                                               [ ] Contingent
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                                               [ ] Primary

                                               [ ] Contingent
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                                               [ ] Primary

                                               [ ] Contingent
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                                               [ ] Primary

                                               [ ] Contingent
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Maturity Date: ____/____/_____.
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Type of Plan (Please check only one)                                  Initial Purchase Payment
[ ] IRA Rollover     [ ] Pension/Profit Sharing
[ ] TSA ERISA        [ ] 457 Def Comp Plan                            $__________________________
[ ] TSA              [ ] Other_____________                           Minimum Payment Requirement                 $20,000
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide information below:

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers.  Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-19066APP                                              *L22213*                             Order # L-22213  1 of 4; Rev. 1-06
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NOTE: Effective July 1, 2004, applicants age 60 or older purchasing a contract in California must also submit form L-24021.
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Investment Options (total must equal 100%)
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Name                                                  Code   Pct    Name                                              Code  Pct
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
AIM Capital Appreciation Portfolio                     KC       %   PIMCO VIT Real Return Portfolio - Adm Class        PR      %
American Funds Global Growth Fund - Class 2 Shares     IL       %   PIMCO VIT Total Return Portfolio                   PM      %
American Funds Growth Fund - Class 2 Shares            IG       %   Pioneer Fund Portfolio                             UP      %
American Funds Growth-Income Fund - Class 2 Shares     II       %   Pioneer Mid Cap Value Portfolio                    FW      %
Capital Appreciation Fund (Janus)                      US       %   Pioneer Strategic Income Portfolio                 HP      %
Citistreet Diversified Bond Fund - Class I             OB       %   Putnam VT Small Cap Value Fund - Class IB Shares   OP      %
Citistreet International Stock Fund - Class I          OI       %   Salomon Brothers Variable All Cap Fund - Class I   AD      %
Citistreet Large Company Stock Fund - Class I          OC       %   Salomon Brothers Variable Investors Fund -         C2      %
                                                                    Class I
Citistreet Small Company Stock Fund - Class I          OE       %   SB Adjustable Rate Income Portfolio                BI      %
Delaware VIP REIT Series                               AQ       %   Smith Barney Aggressive Growth Portfolio           SG      %
Delaware VIP Small Cap Value Series                    AP       %   Smith Barney Appreciation Portfolio                1N      %
Dreyfus VIF Appreciation Portfolio                     DP       %   Smith Barney High Income Portfolio                 HH      %
Dreyfus VIF Developing Leaders Portfolio               DS       %   Smith Barney Large Cap Growth Portfolio            AB      %
Equity Income Portfolio (Fidelity)                     4F       %   Smith Barney Small Cap Growth Opportunities        C9      %
                                                                    Portfolio
Equity Index Portfolio - Class II                      GF       %   Social Awareness Stock Portfolio (Smith Barney)    SA      %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2    FT       %   Strategic Equity Portfolio (Fidelity)              HA      %
Fidelity VIP Mid Cap Portfolio - Service Class 2       D1       %   Style Focus Series: Small Cap Growth Portfolio     FY      %
Franklin Mutual Shares Securities Fund - Class 2       R2       %   Style Focus Series: Small Cap Value Portfolio      F0      %
Janus Aspen Series Mid Cap Growth Portfolio -          JA       %   Templeton Developing Markets Securities Fund -     VQ      %
Service Shares                                                      Class 2
Large Cap Portfolio (Fidelity)                         4G       %   Templeton Foreign Securities Fund - Class 2        VG      %
Lazard Retirement Small Cap Portfolio                  RS       %   Templeton Growth Securities Fund - Class 2         Q2      %
Lord Abbett Series Growth and Income Portfolio         FK       %   Travelers Convertible Securities Portfolio         AF      %
Lord Abbett Series Mid-Cap Value Portfolio             FL       %   Travelers Disciplined Mid Cap Stock Portfolio      1M      %
Mercury Large Cap Core Portfolio                       DR       %   Travelers High Yield Bond Trust                    UB      %
MetLife Aggressive Allocation Portfolio                H9       %   Travelers Managed Assets Trust                     UA      %
MetLife Conservative Allocation Portfolio              H5       %   Travelers Money Market Portfolio                   1K      %
MetLife Conservative to Moderate Allocation Portfolio  H6       %   Travelers Quality Bond Portfolio                   4W      %
MetLife Moderate Allocation Portfolio                  H7       %   Travelers U.S. Government Securities Portfolio     GV      %
MetLife Moderate to Aggressive Allocation Portfolio    H8       %   Van Kampen LIT Comstock Portfolio - Class II       NJ      %
                                                                    Shares
MFS Mid Cap Growth Portfolio                           DQ       %   Fixed Account (where approved)                             %
MFS Total Return Portfolio                             HT       %                                                              %
MFS Value Portfolio                                    BD       %                                                              %
Mondrian International Stock Portfolio                 4C       %                                                              %
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Oppenheimer Main Street Fund/VA - Service Shares       H2       %   TOTAL                                                   100%
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Death Benefit Selection (Beneficiary Protection)
Please select one of the following options for the variable annuity product you are purchasing.
If no option is checked, you will receive the Standard Death Benefit.
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[ ] Standard Death Benefit
[ ] Optional Death Benefit and Credit Endorsement
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Special Programs
This option is available at NO additional cost.  If checked, please attach appropriate form.
[ ] Dollar Cost Averaging
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Special Requests


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L-19066APP                                              *L22213*                             Order # L-22213  2 of 4; Rev. 1-06
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Disclosure & Acknowledgment
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NOTICES OF INSURANCE FRAUD: The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

Arkansas, Louisiana, New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Florida: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine, Tennessee: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Puerto Rico: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5)
years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.
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I/we understand the contract will take effect when the first purchase payment is received and the application is approved in the
Home Office of the Company. I understand that annuity payments and termination values provided by this contract are variable and are not guaranteed as to a fixed dollar amount. No representative is authorized to make changes to the contract or application.

I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Owner's Signature         City, State Where Signed   (REQUIRED)    Date

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L-19066APP                                              *L22213*                             Order # L-22213  3 of 4; Rev. 1-06
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Representative Use Only
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License # (Florida Only)

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Broker/Dealer

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For Citistreet Use Only (Circle one)             Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-19066APP                                              *L22213*                             Order # L-22213  4 of 4; Rev. 1-06
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